                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC 20549
                                  FORM 8-K

                          Current Report Pursuant
                       To Section 13 or 15(d) of the

                      Securities Exchange Act of 1934

      Date of Report (date of earliest event reported): April 27, 1999
                     Sunderland Acquisition Corporation

           (Exact Name of Registrant as Specified in its Charter)

                                  Delaware
               (State or Other Jurisdiction of Incorporation)

         000-24803                                 52-2102142
   (Commission File Number)             (IRS Employer Identification No.)


        (Address of Principal Executive Offices, Including Zip Code)

               2901 El Camino Avenue, Las Vegas, Nevada 89102


            (Registrant's Telephone Number, Including Area Code)
                               (702) 227-0965


ITEM 1.           CHANGE IN CONTROL OF REGISTRANT.

         (a) A change of control of Sunderland Acquisition Corporation ("SUNDERLAND" or "COMPANY"), a Delaware corporation, may be deemed to have
occurred on April   , 1999, as a result of concurrent transactions in which
Sunderland acquired all of the outstanding capital stock of Capsource, Inc., a Nevada corporation ("CAPSOURCE") (which is a licensed Nevada mortgage company), and consummated the related acquisitions of certain assets of Del Mar Mortgage, Inc., a Nevada corporation, ("DEL MAR MORTGAGE")and Del Mar Holdings, Inc., a Nevada corporation ("DEL MAR HOLDINGS"), in exchange for an aggregate of 2,946,762 shares of common stock of Sunderland (collectively, the "TRANSACTIONS"). In connection with the Transactions, 4,250,000 shares of the 5,000,000 shares of common stock of Sunderland held by Sunderland's previous 100% owners, Mr. James M. Cassidy, his wholly owned affiliate, Pierce Mill Associates, and Cassidy & Associates, a law firm in which Mr. Cassidy is a principal, have been retired.

         Giving effect to the Transactions, Capsource will be a wholly-owned subsidiary of Sunderland, and Mr. Michael V. Shustek, the controlling shareholder of Del Mar Mortgage and Del Mar Holdings, will own approximately 53.07% of Sunderland's issued and outstanding voting stock. The consideration for the Sunderland shares consisted of certain assets of Del Mar Mortgage and Del Mar Holdings. Mr. Shustek has agreed, pursuant to the terms of a voting trust agreement attached hereto as an exhibit to this report on Form 8-K (this "REPORT"), that through February 28th, 2000, his Sunderland shares will be voted in direct proportion to the manner in which the voted shares in Sunderland not held by him are voted.

         As of the effective date of the Transactions, the officer and director of Sunderland Acquisition Corporation resigned and certain other persons became the officers and directors of the Company. See "Management" below.

         Subsequent to the Transactions, effective as of the date of consummation of the Transactions, the Company will change its name to "Sunderland Corporation", and effect a 5 for 3 stock split (the "Stock Split") of its issued and outstanding common stock. The table below does not give effect to the Stock Split.

         Sunderland was formed to provide a method for a foreign or domestic private company to become a reporting company whose securities would be qualified for trading in the United States secondary market. Prior to the Transactions, Sunderland had no operations, revenues or liabilities.

         Copies of each of the Transaction Documents (as defined below) have been filed as exhibits to this Report and are incorporated in their entirety herein. The foregoing description is modified by such reference.

         (b) The following table contains information regarding the shareholdings of the Company's current directors and executive officers and those persons or entities who beneficially own more than 5% of the Company's common stock:

                                                                             AMOUNT OF COMMON          PERCENT OF
                                                                            STOCK BENEFICIALLY        COMMON STOCK
NAME                                                                              OWNED (1)        BENEFICIALLY OWNED


Stephen J. Byrne............................................................      18,000                *
President, Director
1808 Dalton Avenue
Henderson, Nevada 89104

Lance Bradford..............................................................      18,000                *
Chief Financial Officer, Secretary, Director
3441 Eastern Avenue
Las Vegas, Nevada 89109

Robert W. Fine..............................................................     240,000            6.49%
Director
111 Ashley Ave
Brielle, New Jersey 08730

Michael V. Shustek..........................................................   1,962,000           53.07%
Chairman and Chief Executive Officer, Director
129 Augusta
Henderson, Nevada 89104

All directors and
executive officers as
a group (4 persons).........................................................   2,238,000           60.54%

Cassidy & Associates........................................................     750,000           20.29%
1504 R Street N.W
Washington, D.C 20009 ......................................................     810,000(2)        21.91%

*Represents less than one percent of the outstanding shares of common stock
(1)  Based upon 3,696,762 outstanding shares of common stock.
(2) Assumes exercise of a warrant to purchase 60,000 shares of common stock at $16.67 per share.

ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS.

         (a) On April 19, 1999, pursuant to an Agreement and Plan of Reorganization between Sunderland and Capsource, dated as of April 9, 1999, and the Asset Acquisition Agreements between Sunderland and Del Mar Mortgage, and Sunderland and Del Mar Holdings, each dated as of April 9, 1999, Sunderland concurrently consummated the following related Transactions: (i) the acquisition of all of the outstanding capital stock of Capsource in exchange for 12,000 shares of common stock of Sunderland; (ii) the acquisition of certain assets of Del Mar Mortgage for 60,000 shares of common stock of Sunderland to be distributed to its sole shareholder, Michael V. Shustek; and (iii) the acquisition of certain assets of Del Mar Holdings for 2,874,762 shares of common stock of Sunderland to be distributed to its respective shareholders. The Transactions are more fully set forth in the agreements that are attached hereto as exhibits to this Report (collectively, the "TRANSACTION DOCUMENTS").

         (b) The Company intends to continue the loan origination segment of the various business operations formerly conducted by Del Mar Mortgage. The company plans to operate its loan origination business through its wholly owned operating subsidiary, Capsource. Certain assets of Del Mar Mortgage, as well as the business operations resulting from such assets, will remain as assets and business operations of Del Mar Mortgage, including: (i) all direct loans and lending activities by Del Mar Mortgage; (ii)all capital or other assets which secured any debt obligations of Del Mar Mortgage; and (iii) any and all rights and obligations to make any collections upon, or take any actions with respect to any loans of Del Mar Mortgage and/or of third-parties. Following the Transactions the Company will own all the rights to the name "Del Mar Mortgage."

RISK FACTORS

          An investment in the Company involves a high degree of risk. Prospective investors should carefully consider, among other factors described elsewhere herein, the following risks relating to the Company, its business, its capital stock, and other securities of Company, as well as the mortgage brokerage business generally. Risks include, among others, the following factors which are not exhaustive, but are merely illustrative.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This Report contains certain forward-looking statements and information relating to the Company that are based on the beliefs of the Company and its principals as well as assumptions made by and information currently available to them. These statements include, among other things, the discussions of the Company's business strategy and expectations concerning the Company's market position, future operations, expansion opportunities, and profitability. When used in these documents, the words "ANTICIPATE," "FEEL," "BELIEVE," "ESTIMATE," "EXPECT," "PLAN," and "INTEND" and similar expressions, as they relate to the Company or its principals, are intended to identify forward-looking statements. Such statements reflect the current view of the Company respecting future events and are subject to certain risks, uncertainties, and assumptions, including the meaningful and important risks and uncertainties noted, particularly those related to the operations, results of operations, and growth strategy of the Company, liquidity, competitive factors and pricing pressures, changes in legal and regulatory requirements, general economic conditions, and other factors described in this Report. Although the Company has attempted to identify important facts that could cause actual results to differ materially, there may be other factors that cause the forward-looking statement not to come true as anticipated, believed, estimated, expected, planned, or intended. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, or intended. Neither the Company nor any other person undertakes any obligation to revise these forward-looking statements, to identify important facts, or to reflect the occurrence of unanticipated events after the date hereof that could cause actual results to differ materially.

DEPENDENCE ON KEY PERSONNEL

         The operations of the Company will depend to a great extent on the efforts and expertise of the Company's executive officers and directors, particularly, its Chairman and Chief Executive Officer, Michael V. Shustek, its President, Stephen J. Byrne, and its Secretary and Chief Financial Officer, Lance Bradford, each of whom were previously associated with Del Mar Mortgage. Except for Mr. Byrne, the Company has no employment contracts on these individuals, and it has no key man insurance on any of these individuals, although all are shareholders of the Company. In addition, it is not anticipated that the Company will maintain "KEY MAN" insurance with any of its senior management or other employees, although the Company, in its discretion, may enter into employment contracts with such management or employees in the future as it deems appropriate. See "MANAGEMENT." If the Company is unable to retain its senior management for any reason, the Company could be materially and adversely affected.

FINANCIAL RESULTS; LACK OF OPERATING HISTORY; NO ASSURANCE OF FUTURE
PROFITABILITY

         The Company expects to be profitable for the year ended December 31, 1998 on a consolidated "pro forma" basis giving effect to the Transactions. Capsource does not service any loans, but instead relies solely on third-parties to service the loans it originates. While the exclusion of revenues from servicing is not material to the Company's current financial condition or its results of operations as reflected in its pro forma consolidated financial statements for the year ended December 31, 1998, there can be no assurance that the absence of servicing in the future will not have a material adverse impact on the Company. In addition, while the Company's executive management, as well as the assets it acquired from Del Mar Mortgage provide the Company with experience and recognition in the real estate mortgage business, the Company has no operating history as it is currently structured. Because of the nature of the Company's business, and its lack of operating history under its current structure, historical results of operations may not be indicative of future financial operating results and, while the operating revenues and profitability of the activities not acquired are not material to the pro forma financial statement, the impact on future financial performance is unknown. There is no assurance the Company will show operating profits. Moreover, because of the risks associated with Company's industry, there is no assurance that the Company will achieve profitability at any time in the future nor any assurance that any such future profitability will be consistently maintained.

REGULATION

         The Company is subject to extensive regulation and supervision by federal, state, and local authorities, including the Nevada Division of Financial Institutions (the "DIVISION"). In addition, the Company is subject to various laws and judicial administrative decisions imposing requirements and restrictions on part or all of its operations, including ongoing compliance audits, and a broad range of disciplinary actions ranging from informal warnings to revocation of license. Pursuant to one such audit, the Division subjected Del Mar Mortgage and its principal to a disciplinary action (see,"MANAGEMENT," "LEGISLATION," and "LICENSING," below). Since the Company purchased the Del Mar Mortgage name in the Transactions, and intends to utilize the name in connection with its real estate loan origination operations on a going forward basis, no assurances can be given as to whether the adverse publicity created by the Division's subsequently vacated actions will have a material adverse effect on the future operations of the Company. The Company plans to operate its Nevada real estate loan origination business through its Capsource subsidiary, which was previously owned by the Company's President, Mr. Stephen J. Bryne; neither Capsourse nor Mr. Bryne has ever been subject to any disciplinary action by the Division or any other state or federal regulatory authority.

GENERAL BUSINESS RISKS

         The Company's business is subject to a variety of business risks. Demand for loan origination by the Company fluctuates depending upon real estate value, prevailing interest rates, the level of consumer confidence and the expectation of investment returns by the financial community, any one of which could adversely affect the marketability of the Company's products. In addition, the Company may be adversely affected by other factors, that could (i) increase the cost to the borrower of loans originated by the Company, (ii) create alternative lending sources for such borrowers, or (iii) adversely impact returns realized by its funding sources. Governmental intervention through elimination of tax benefits for home equity loans, regulation of an increased scope of loans or introduction of additional regulations aimed at mortgage loans could also adversely affect the Company's business. See "Regulation" above. In the ordinary course of its business the Company is subject to claims made against it by borrowers and lenders arising from, among other things, losses that are claimed to have been incurred as a result of breaches of fiduciary obligation, misrepresentations, errors and omissions of employees and officers of the Company (including its appraisers), incomplete documentation and failures by the Company to comply with various laws and regulations applicable to its business. The Company believes that any liability with respect to any currently asserted claims or legal actions is not likely to have a material effect on the Company's results of operations, however, there can be no assurance that claims asserted in the future will not result in legal expenses or liabilities which could have a material adverse effect on the Company's financial position and results of operations.

LEGISLATION

         Because the Company's business is highly regulated, the laws, rules and regulations applicable to the Company are subject to on-going modification and change. There are currently proposed various laws (including, Assembly Bill No. 72, which are currently before the 70th session of the Nevada legislature), rules and regulations which, if adopted, could significantly increase the cost and complexity of regulatory compliance to the Company and adversely impact the Company. There can be no assurance that these proposed laws, rules and regulations, or other such laws, rules or regulations, will not be adopted in the future which could make compliance much more difficult or expensive, restrict the Company's ability to originate or broker loans, further limit or restrict the amount of fees, interest and other charges earned on loans originated or sold by the Company, or otherwise adversely effect the business of the Company.

GEOGRAPHIC CONCENTRATION

         The Company (through its wholly owned operating subsidiary, Capsource) currently originates loans secured by real estate located principally within the State of Nevada, and in particular within the greater Las Vegas area. Accordingly, the volume of the Company's loan originations, and the Company's business in general, will be greatly affected by the economic conditions of Nevada and the Las Vegas area. While the Company hopes to expand its operations outside the State of Nevada (see, "Expansion into New Markets"), it has not yet begun this expansion and there can be no assurances that the Company will be able to successfully achieve such an expansion. Therefore, a downturn or stagnation in the economic environment of Nevada, and of the Las Vegas area in particular, could have a material adverse effect on the Company's financial condition and the value of the real estate securing loans originated by the Company.

DEPENDENCE ON AVAILABILITY OF FUNDING SOURCES

         The Company currently raises funds for the origination of loans primarily through private investor-lenders, including retirees and successful professionals. Among the benefits accruing to the Company from Mr. Shustek is his established bases of repeat investors through which the Company intends to place the majority of the loans it originates in the future. Mr. Shustek, directly and through his business entities, has expended substantial time, effort and expense to build this investor base, and the Company expended significant resources in the Transactions in order to acquire the rights to this investor base. A decline in the willingness of investors to become repeat investors or an erosion of the investor base through death, alternative investments, adverse publicity or otherwise, could have a material adverse effect on the Company's ability to place new loans and would require the Company to expend substantially more resources to attract new investors. There can be no assurance that the Company will be able to retain its current investor base (including Mr. Shustek's investor base) as sources of funding for new loans or that it will be able to attract new investors. Although it has not previously done so, the

Company may also seek alternative sources of financing, but there can be no assurance that such other financing, if sought, will be available on terms acceptable to the Company, if at all.

COMPETITION

         In addition to competing with other mortgage brokers and consumer finance lenders, the Company competes with financial institutions that have substantially greater financial resources than the Company. These financial institutions also offer lower interest rates and longer terms combined with lower fees or commissions than those offered by the Company. Although as a result of consolidation the number of financial institutions is being reduced, there can be no assurance that the Company with not face increased competition from remaining institutions or new financial institutions. Moreover, non-conventional lenders also compete with the Company within its specific market niche. While the Company believes that it competes favorably against both traditional and non-conventional mortgage lenders, there can be no assurance that the Company will remain competitive. Changes in the mortgage lending industry or within the Company's market niche, and a failure or inability to timely respond to such changes could have a materially adverse effect on the Company's competitiveness and operations.

SEASONALITY

         The mortgage banking industry is generally subject to seasonal trends. These trends reflect the general pattern of resales of homes, which sales typically peak during the spring and summer seasons and decline from January through March. Refinancings tend to be less seasonal and more closely related to changes in interest rates. Because of the seasonality, results for any single quarter are not necessarily indicative of results that may be achieved for a full fiscal year.

EXPANSION INTO NEW MARKETS

         The Company intends to expand its business into new markets and has established a broker participation program in which brokers outside of Nevada will market the Company's products. In the event that such programs evidence sufficient demand in other markets, the Company anticipates establishing branch offices and/or acquiring existing licensed mortgage companies (such as Capsource) in such other markets. There can be no assurance that the expertise and experience of management in the Nevada market will be adaptable to other markets. The inability of the Company to understand other markets or to implement its strategy in other markets could materially adversely affect the Company's expansion plans and results of operations.

CENTRALIZED CONTROL

         The ownership positions of the existing shareholders, together with the authorization of blank check preferred stock and the implementation, if certain conditions are met, of a staggered board and elimination of cumulative voting in the Company's Articles of Incorporation and Bylaws, may have the effect of delaying, deferring or preventing a change in control of the Company, may discourage bids for the Company's Common Stock at a premium over the market price of the Common Stock, and may adversely affect the market price of the Company's securities.

ABSENCE OF PRIOR PUBLIC MARKET; DETERMINATION OF OFFERING PRICE; STOCK PRICE VOLATILITY

         Prior to the Transactions there has been no public market for the Company's common stock, and there can be no assurance that an active trading market for the Company's common stock will develop or be sustained after the Transactions. In addition, in recent years, the stock market has experienced significant price and volume fluctuations. These fluctuations, which are often unrelated to the operating performances of specific companies, have had a substantial effect on the market price of stocks, particularly for many Lower Capitalization companies.

Accordingly, the factors described in this Risk Factors section or market conditions in general may cause the market price of the Company's securities to fluctuate, perhaps substantially.

SHARES ELIGIBLE FOR FUTURE SALE

         Upon completion of the Transactions, all of the Company's Common Stock outstanding immediately prior to consummation of the Transactions will be "restricted securities" as that term is defined in Rule 144. All of the restricted securities will (upon the filing of this Report) become available for immediate sale in the public market, subject in certain cases to the volume, holding period and other restrictions of Rule 144. Sales of substantial amounts of the Company's securities in the public market following the Transactions or even the potential or such sales could have an adverse effect on the market price of the Company's securities.

YEAR 2000 COMPUTER PROGRAM ERRORS

         Computer programs involving dates and time periods generally have been written to express years by their last two digits, on the assumption that the first two digits of every year are 19, such that "98" means 1998. In the year 2000, these computer programs will produce errors with respect to any statements, calculations or other measures involving dates or time periods. Such programs require substantial review and rewriting in order to correct the potential problems. The Company uses a significant number of software applications which require correction to avoid errors in its loan origination and administrative operations. The failure or inability to timely address year 2000 issues with respect to the Company's computer programs could have a material adverse effect on the Company.

ISSUANCE OF FUTURE SHARES MAY DILUTE INVESTORS SHARE VALUE

         The Certificate of Incorporation of the Company authorizes the issuance of a maximum of 100,000,000 shares of common stock and 20,000,000 shares of preferred stock. The future issuance of all or part of the remaining authorized common or preferred stock may result in substantial dilution in the percentage of the Company's common stock held by the Company's then existing shareholders. Moreover, any common stock issued in the future may be valued on an arbitrary basis by the Company. The issuance of the Company's shares for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by investors, and might have an adverse effect on any trading market, should a trading market develop for the Company's common stock.

POTENTIAL ADVERSE EFFECTS OF AUTHORIZATION OF PREFERRED STOCK

         The Company may, without further action or vote by shareholders of the Company, designate and issue shares of preferred stock. The terms of any series of preferred stock, which may include priority claims to assets and dividends and special voting rights, could adversely affect the rights of holders of the common stock and thereby reduce the value of the common stock. The designation and issuance of preferred stock favorable to current management or shareholders could make the possible takeover of the Company or the removal of management of the Company more difficult and discourage hostile bids for control of the Company where such bids might have provided shareholders with premiums for their shares.

NO CURRENT TRADING MARKET FOR THE COMPANY'S SECURITIES

         No assurance can be given that an active trading market in the Company's securities will develop or, if developed, that it will be sustained. If and when qualified, the Company intends to apply for admission to quotation on the Nasdaq SmallCap Market. There can be no assurance that a regular trading market for the common stock will develop or that, if developed, it will be sustained. Various factors, such as the Company's operating results, changes in laws, rules or regulations, general market fluctuations, changes in financial estimates by securities analysts and other factors may have a significant impact on the market price of the Company's securities. The market price for the securities of public companies often experience wide fluctuations which are not necessarily related to the operating performance of such public companies, but rather are predicted upon matters such as high interest rates or the impact of overseas markets.

PENNY STOCK REGULATION

         Upon commencement of trading in the Company's stock, if such occurs (of which there can be no assurance), the Company's common stock may be deemed a "penny stock". Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or quoted on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The Company's securities may be subject to "penny stock rules" that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 individually or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the "penny stock rules" require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock rules" may restrict the ability of broker-dealers to sell the Company's securities. The foregoing required penny stock restrictions will not apply to the Company's securities if such securities maintain a market price of $5.00 or greater. There can be no assurance that the price of the Company's securities will reach or maintain such a level.

BUSINESS

         Unless otherwise indicated or required by context, all references to "Company" in this Report refers to Sunderland, and its wholly owned subsidiary, Capsource, subsequent to the Transactions.

BACKGROUND

         Capsource, Inc. is a private mortgage lender, licensed to engage in similar activities as Del Mar Mortgage in the State of Nevada. It was incorporated in the State of Nevada in 1997. The Company intends to continue the loan origination segment of the various business operations formerly conducted by Del Mar Mortgage.

         Del Mar Mortgage, Inc., a Nevada corporation incorporated on April 20, 1995, is a leading private mortgage lender in the State of Nevada. The Company originates loans, primarily for commercial and residential developers, and obtains funds for these loans through private lenders. The Company earns its principal revenues through (i) loan origination fees on the loans it originates; and (ii) loan progress fees equal to the spread between the interest rate collected from borrowers and the interest rate to be paid to investors. Because of the speed of the Company's approval and funding of loans (typically 10-20 days) compared to conventional mortgage lenders (typically 30-120 days), the Company's borrowers have been willing to pay a higher interest rate, which in turn attracts lenders willing to fund such loans.

         Del Mar Holdings, Inc. was incorporated in the State of Nevada in 1998. It was formed to hold selected real estate mortgage assets and serve as an investment vehicle in related real estate and other business activities that either were not consistent with Del Mar Mortgage's strategic business objectives or would - by their very nature - be diversionary with respect to the operational effectiveness of Del Mar Mortgage.

DESCRIPTION OF BUSINESS

         Mortgage lending refers to the origination and funding of loans secured by real property. Loan origination involves the processing of a loan application, including necessary documentation and research, the approval of the loan and the funding of the loan.

         The mortgage lending industry consists of large public and private institutional lenders, such as banks, insurance companies, and savings and loan associations, as well as numerous private and non-conventional lenders. An origination through traditional mortgage lenders, such as banks, generally involves cumbersome procedures, extensive documentation and the passage of a substantial length of time. To obtain a loan from a traditional mortgage lender, Borrowers need to establish (i) good character, as determined through credit checks and references, (ii) capacity to repay the loan, as determined by bank statements and sources of income, and (iii) adequate collateral, as determined by property appraisal, environmental reports and other documentation. A deficiency in any one area can result in rejection of the loan application. The typical loan origination process takes between 30-120 days.

         Non-conventional lenders seek to address the needs of borrowers unable or unwilling to accommodate the more restrictive requirements of traditional lenders, and who require more responsive turn around time. These lenders typically emphasize the value of collateral in their review, thereby reducing the paperwork and time required to judge other factors.

KEY MARKETS

         The Company's key market is borrowers who have significant equity in real property but whose needs are not being met by traditional mortgage lenders. The extensive requirements of traditional lenders and the cumbersome documentation and time length involved in conventional loans leave many borrowers without financial services capable of meeting their particularized needs. Commercial and residential developers are an important segment of these borrowers.

         Typically, developers depend upon, among other things, the timely completion of a project to obtain a competitive advantage in the sale of their properties. Traditional mortgage lenders generally require extensive documentation and between 30 -120 days to process and fund a loan, which creates an administrative burden and substantially delays construction. The Company has sought to service the developer by offering expedited loan processing, which generally provides expedited loan funding of a loan between 1-3 months earlier than traditional mortgage lenders. The Company's focus on collateral also reduces the paperwork involved in lien processing. In meeting such needs, the Company has established a market niche as a non-conventional mortgage lender. Currently, approximately 85% of the loans originated by the Company service this specific market segment. The remaining 15% of the Company's loans involve primarily (i) land loans (10%), and (ii) bridge financing loans (5%).

SOURCES OF REVENUE

         The Company intends to generate revenues primarily through fees charged in connection with the origination of loans, loan progress fees equal to amounts received from the spread between interest rates charged to Borrowers and interest rate paid to investors, and fees related to its voucher control and disbursement operations.

         LOAN FEES

         The Company generates revenues from fees related to the origination of loans. For each loan originated by the Company, the Company receives a loan origination fee of up to 4% of the principal amount of the loan. A processing fee of approximately $2,000 per loan is charged to document and package the loan. Late charges are assessed for non-timely payments. The Company may also receive additional fees for closing accounts upon termination of the loan (i.e., "EXIT FEES"). Lastly, the Company receives loan extension fees in connection with the extension of the term of any loan.

         LOAN PROGRESS FEES -- INTEREST SPREAD

         The Company earns a portion of its revenues through loan progress fees of amounts equal to the difference between the interest rates charged to borrowers and the interest rates paid to lenders. The Company typically receives an interest spread of .75% as loan progress fees. For construction loans, which constitute the bulk of the Company's loans, interest begins to accrue on the amounts set forth on the initial draw schedule as of the date of each draw, with the condition that interest will commence to accrue on the entire principal of the loan in the fifth (5th) month after the closing of the loan regardless of the draw schedule. In the event that the actual schedule of the borrower differs from the draw schedule, interest will still commence to accrue on the dates and in the amounts set forth on the draw schedule, or sooner in the event that the actual dates precede the scheduled dates. Therefore, to the extent that the borrower experiences delays, the actual draw schedule will occur later than the initial draw schedule and the borrower will begin to pay interest on the draw amounts even though disbursement of such amount has not been made. The Company receives loan progress fees to the extent that such interest due from the borrowers is greater than the interest due to the Company's investors under their subscriptions to invest in such loans.

LOANS

         The Company originates five different types of loans. Construction loans, however, constitute approximately 85% of the loans originated by the Company. Land loans comprise approximately 10% of the Company's loan portfolio and the remaining 5% of the Company's loans involve bridge financing.

         There are various stages in the development of land and the construction of structures thereon, which stages correspond to the different types of loans originated by the Company.

         RAW AND UNIMPROVED LAND LOANS

         The Company offers loans for the purchase and/or development of raw, unimproved land. Traditional lenders generally cannot make such loans because the potential for distorted valuations of such land impairs their ability to value the collateral appropriately. Generally, the Company determines whether to make such loans based upon the 90-day quick sale value of the property and the Borrower's actual capital investment in the property. The "90-day quick sale value" is the highest price for which such land could actually be sold within 90 days, the approximate time of a foreclosure, as determined by contacting real estate brokers and others. Such value is generally the same as the cost of the land to the Borrower. Typically, the Company will lend less than 60% of the "90-day quick sale value" and generally requires that the Borrower will have invested in the property actual capital expenditures equal to at least 25% of the property's value.

         Raw Land Inventory Loan. Raw land inventory loans represent property which is outside of current urbanization but which will be the next land to be developed. Such land contains no improvements or infrastructure (i.e. roads, sewer hook-ups, power lines), but such infrastructure is within the municipal plans for expansion. For raw land inventory, the Company also typically does a " 90-day quick sale valuation", upon which it will generally lend up to 60% of such value. In addition, the Company usually requires that the Borrower has invested in the property actual capital expenditures equal to at least 20% of the value.

         DEVELOPMENT PROPERTY LOANS

         A development property loan consists of financing to complete the basic development of the property, such as utility installation and curbing, prior to construction. Upon completion of development, the property can readily be sold. Generally, the Company undertakes an appraisal of the real value of the property and will make a loan of up to 60% of such value.

         CONSTRUCTION LOANS

         A construction loan provides funds for the construction of one or more structures on developed land. Typically, the Company does an appraisal of the real value of the property and proposed improvements and will lend up to 75% of such value. In the event the construction loan is for the construction of multiple structures, such as a subdivision of homes, the Company will lend money based solely upon the construction of the model homes which are to be used to attract homebuyers. Upon satisfactory completion of the model homes, the Company will provide an additional loan for the construction of the remainder of the subdivision. The additional loan amount will depend upon the pre-sales activity for the homes to be built. If the developer has signed a contract for the sale of a home, then the Company will generally lend up to 100% of the cost of construction to build such home. The loan amount for unsold houses varies and can exceed the 75% loan to value ratio of the model homes.

         BRIDGE LOANS

         A bridge loan provides financing for commercial borrowers to make improvements necessary for increasing the net operating income of the business so that they can qualify for institutional refinancing. The Company will value the existing property and generally loan up to 75% of such value.

         BROKERED LOANS; HOME MORTGAGE LOANS

         In addition to originating loans, the Company acts as a broker with respect to permanent residential loans. Upon completion of a construction loan involving residences, the Company typically offers the homebuyers an opportunity to originate a home mortgage loan through the Company. In such event, because of the low interest rate involved in individual home mortgages, the Company will usually arrange the loan with the Borrower and place the loan with another lender. Loans brokered by the Company typically meet the specific underwriting standards of the Government National Mortgage Association (Ginny Mae), Federal National Mortgage Association (Fanny Mae), and other such entities, which make such loans readily saleable in the secondary market.

OPERATIONS

         LOAN PROCESSING

         Upon receipt of a loan request, the Company commences the loan application and approval process. The Company undertakes a review of the relevant information required of the Borrower regarding his, her, or its financial condition, the purpose of the loan and the real property involved. Such information may include, among other things, credit reports, environmental reports and property appraisals. All loans originated by the Company are first reviewed and approved by the loan committee to confirm that all requirements have been satisfied, although the loan committee may waive certain loan requirements based upon its overall review of the loan. Based upon experience and expertise as well as review of any property appraisal, the loan committee prepares a valuation of each property from which the reserve for loan losses will be set according to the appropriate loan to value ratio for the transaction. The loan committee consists of three or more officers or loan managers of the Company authorized to approve loans. The loan committee members have substantial experience in the real estate and mortgage lending industries.

         LOAN FUNDING

         The Company funds its loans primarily through investors. Investors provide funds by investing in all or portions of promissory notes secured by deeds of trust. The investors receive monthly interest payments from the promissory notes of the Company's loans. In addition, the deeds of trust grant a security interest in the real property which serves as collateral for the loan. Because of the low loan-to-value ratio required by the Company and the borrower's equity in the properties, the secured notes offer substantial protection of the investment while yielding a significant return.

         COMPETITION

         Competition in the mortgage lending industry is intense. Many institutional and other financial lenders are engaged in originating mortgage loans. The Company considers its direct competitors to be the providers of non-conventional mortgage loans; that is, lenders who offer short-term, equity-based loans on an expedited basis for slightly higher fees and rates. To a lesser extent, the Company also competes with traditional mortgage lenders, such as banks and other financial institutions that offer conventional mortgage loans. Competition in the Company's market niche depends upon a number of factors, including price/rates of the loan, speed of loan processing, cost of capital, reliability, quality of service and support services.

         The Company's principal competitors in its market niche as a non-conventional mortgage lender in the Nevada market include: Consolidated Mortgage Corp., and Interstate Mortgage Corp. Funding, both of which engage in originating the same types of loans as Del Mar. In the broader market, the Company's competitors consist of traditional mortgage lenders, which include Bank of America, Bank One, Wells Fargo, Residential Funding, First Security Bank, United Bank of Texas. Several of the companies against which Del Mar competes have substantially greater financial, technical and other resources than the Company.

         REGULATION

         The operations of the Company are conducted through its wholly owned operating subsidiary, Capsource, and are subject to extensive regulation by federal, state and local governmental authorities and are subject to various laws and judicial and administrative decisions imposing requirements and restrictions on part or all of its operations. Capsource conducts its real estate mortgage business pursuant to a "PRIVILEGED" license issued by the Division. Pursuant to Nevada Revised Statutes ("NRS") Sections 645B.010 through 645B.230 (the "MORTGAGE ACT"), the Division has broad discretionary regulatory authority over the Capsource's activities, including, without limitation, the authority to conduct periodic regulatory audits with respect to all aspects of the Capsource's operations. Because the Company's business is highly regulated, the laws, rules and regulations applicable to the Company are subject to regular modification and change. There can be no assurance that laws, rules or regulations will not be adopted in the future which could make compliance much more difficult or expensive, restrict the Company's ability to originate, service or broker loans, further limit or restrict the amount of commissions, interest and other charges earned on loans originated or brokered by the Company, or otherwise adversely affect the business or prospects of the Company.

         The Company is routinely audited and subject to extensive regulatory compliance supervision by the Nevada Division of Financial Institutions and, as such, subject to a broad range of disciplinary actions ranging from informal warnings to revocation of license. Pursuant to this authority, De. Mar Mortgage and Michael V. Shustek have received both warnings and been subject to disciplinary action, including the issuance of an Order by the Department under which it took possession of the assets and appointed an overseer to conduct an audit of the Company's activities. Upon completion of this audit, the overseer reported that all deficiencies noted in the Division's report had been remedied, that no investor assets had been in jeopardy, that all loans were fully in trust, and that all of the investor's money had been properly accounted for. Subsequently, by court ordered stipulation the Order was vacated and operational control was returned to the licensee.

         The Company is required to comply with the Equal Credit Opportunity Act of 1974, as amended, which prohibits creditors from discriminating against loan applicants on the basis of race, color, sex, age or marital status. Regulation B promulgated under ECOA restricts creditors from obtaining certain types of information from loan applicants. It also requires certain disclosures by the lender regarding consumer rights and requires lenders to advise applicants of the reasons for any credit denial. In instances where the applicant is denied credit or the rate or charge for loans increase as a result of information obtained from a consumer credit agency, another statute, the Fair Credit

Reporting Act of 1970, as amended, requires the lenders to supply the applicant with a name and address of the reporting agency.

         The Company is also subject to various other federal and state laws regulating the issuance and sale of securities, relationships with entities regulated by the Employee Retirement Income Security Act of 1974, as amended, and other aspects of its business.

          The Company believes that it is in substantial compliance in all material respects with applicable local, state and federal laws, rules and regulations. There can be no assurance that laws, rules or regulations will not be adopted in the future which could make compliance much more difficult or expensive, restrict the Company's ability to originate or broker loans, further limit or restrict the amount of fees, interest and other charges earned on loans originated or brokered by the Company, or otherwise adversely affect the business of the Company

EMPLOYEES

          As of March 1, 1999, the Company employed 18 personnel, of whom 17 were full time and 1 was part-time. Of these employees, 3 were employed in underwriting and 14 performed general and administrative functions. Subsequent to that date, the Company entered into employment arrangements with two (2) senior management personnel to fill the positions of Chief Financial Officer and Vice-President of Regulatory Affairs. The Chief Financial Officer has assumed his position; the Vice-President of Regulatory Affairs will join the Company on or about May 14, 1999. None of the employees are covered by collective bargaining agreements. The Company considers its relationship with its employees to be excellent.

PROPERTY

         The Company maintains its offices at 2901 El Camino Ave., Suite 206, Las Vegas, Nevada. This facility contains approximately 7,000,square feet of office space which houses the Company's marketing, loan processing and administrative functions. The facility's current lease expires in March 2004 and the Company anticipates that it will renew the lease or enter into a new lease for such facility upon the expiration of the current term. The Company also presently rents another approximately 1,300 square feet of space under a lease that expires in November 1999. It does not presently anticipate renewing this lease upon expiration.

MANAGEMENT

         The following sets forth the executive officers and the directors of the Company, who will own and operate Capsource.


                                                             TERM OF
NAME                                           AGE           OFFICE            TITLE
----
Michael V. Shustek .........................   40            1993              Chairman and
                                                                                 Chief Executive
                                                                                 Officer

Stephen J. Byrne ...........................   41            1998              President

Lance Bradford .............................   32            1999              Chief Financial Officer

                                                                               and Corporate Secretary

Michael J. Whiteaker .......................   49            1999              Vice-President of
                                                                                 Regulatory Affairs

Robert J. Aalberts .........................   48            1999              Director

Robert W. Fine .............................   63            1999              Director

         MR. MICHAEL V. SHUSTEK serves as Chairman of the Board of Directors and Chief Executive Officer of the Company. Mr. Shustek founded Del Mar Mortgage in 1993 and has been involved in various aspects of the real estate industry in Nevada since 1990. In 1993, he founded Foreclosures of Nevada, Inc., a company specializing in non-judicial foreclosures and has built it into the second largest company of its kind in the state. During the same year, he also established Goldell Development, Inc., a company that specialized in residential and commercial construction. With the completion of the existing projects in 1998 and the growth of Del Mar Mortgage, Goldell Development ceased operations in 1998. In 1990, Mr. Shustek started Shustek Investments, a company that originally specialized in property valuations for lending or investment purposes by third parties and which continues today as the primary vehicle for his private investment portfolio. Mr. Shustek is a guest lecturer at the University of Nevada, Las Vegas, where he also teaches a course in Real Estate Law and Ethics. Mr. Shustek earned a Bachelor of Science degree in Finance at the University of Nevada, Las Vegas.

         On February 11, 1999, the Nevada Division of Financial Institutions (the "DIVISION") on an ex parte basis issued an administrative order (the "ADMINISTRATIVE ORDER") against Del Mar Mortgage, Del Mar Holdings, Michael
V. Shustek, and certain other parties, alleging non-compliance with the Mortgage Act, taking possession of the assets of Del Mar Mortgage, and installing an interim overseer to conduct an audit of Del Mar Mortgage's assets and operations. On February 16, 1999, Mr. Shustek filed a lawsuit in the District Court of Clark County, Nevada, seeking, among other things, to have the Administrative Order vacated. The interim overseer completed the audit and reported that, all deficiencies noted in the Division's most recent audit had been remedied, no investor's assets were ever in jeopardy, all loans were fully in trust, and all of Del Mar investor's money was properly accounted for . On March 29, 1999, pursuant to a court ordered stipulation (the "STIPULATION"), the Administrative Order was vacated in its entirety.

      MR. STEPHEN J. BYRNE serves as President and is a Director of the Company. Mr. Byrne joined Del Mar Mortgage in June 1998 as its Senior Lending Officer. Prior to joining Del Mar Mortgage, Mr. Byrne owned and operated Capsource, Inc., which he founded in February 1997, and which is involved in substantially the same asset lending activities as Del Mar Mortgage. Between October 1991 and February 1997, Mr. Byrne served in Las Vegas as Vice-President of Wells Fargo Bank and of its predecessor First Interstate Bank of Nevada. In that capacity, he underwrote over $1.5 Billion in real estate, commercial and gaming industry loans. Mr. Byrne served in various capacities with First Interstate Bank, including management of the Diversified Asset Group based in Las Vegas and heading-up the commercial Diversified Asset Group in Houston, Texas. Mr. Byrne earned a Bachelor's degree at Hastings College, Hastings, Nebraska, where he majored in Business Administration.

      MR. LANCE BRADFORD joined the Company in April of 1999 as Chief Financial Officer, Corporate Secretary, and Director. Prior to joining the Company, Mr. Bradford was, and continues to be, a partner in L. L. Bradford & Company, Las Vegas, Nevada, a Certified Public Accounting firm that he founded in 1992. Mr. Bradford commenced his accounting career with Ernst & Young International in 1988 and remained with that firm until 1991, when he departed to start his own firm. Mr. Bradford earned his Bachelors degree at the University of Nevada, Reno, majoring in Accounting.

         MR. MICHAEL J. WHITEAKER will join the Company on May 14, 1999 as its Vice-President of Regulatory Affairs. Mr. Whiteaker is experienced in the banking and finance regulatory field, having most recently served with the State of Nevada as its Supervisory Examiner, responsible for the financial and regulatory compliance audits of all financial institutions in Nevada. In this capacity, he supervised the activities of the examiners and served as the interface with management and/or board of directors of the regulated financial institutions. During the period that he served Nevada - from 1982 to 1999 - Mr. Whiteaker worked extensively on matters pertaining to both state and federal statutes, examination procedures and policy determination, credit administration for commercial, real estate, and consumer loans procedures, and all facets of operations management. From 1973 to 1982, Mr. Whiteaker was Assistant Vice-President of the Nevada National Bank, responsible for a variety of matters including loan reviews. Mr. Whiteaker earned his Bachelor's degree from the University of Nevada, Reno, where he majored in Management.

      MR. ROBERT AALBERTS serves as a Director of the Company. Mr. Aalberts is the Ernst Lied Professor of Legal Studies at the University of Nevada, Las Vegas, a position he has held since 1991. From 1984 to 1991, Mr. Aalberts was an Associate Professor of Business Law at Louisiana State University - Shreveport. From 1982 through 1984, he served as an attorney for Gulf Oil Company. Mr. Aalberts has either authored or co-authored books relating to the regulatory environment, law and business. His work is either cited in, and/or he is the author of, almost 100 legal articles, deal with various aspects of real estate, business, and the practice of law. Mr. Aalberts earned his law degree at Loyola University, New Orleans, Louisiana and received a Master of Arts from the University of Missouri. He is a member of the State Bar of Louisiana.

         MR. ROBERT W. FINE serves as a Director of the Company. Since 1998, Mr. Fine has been the President of Equisource Group Ltd., a company providing investment-banking services to businesses seeking to raise capital or become public companies. Mr. Fine has had extensive experience in executive capacity in healthcare companies and providing advisory services with respect to mergers and acquisitions. From 1993 to 1998, Mr. Fine was President of Transworld Healthcare, a company providing home healthcare products and services, during which period the company grow from less than $7 million in revenues to over $80 million. From 1990 to 1993, the year of its sale, he served as President of the Fortress Company, a manufacturer of healthcare mobility devices. For the seven years prior to joining Fortress, Mr. Fine was President of ConAc, a company that specialized in mergers and acquisitions. During this period, the company provided assistance in over 100 mergers, principally in the healthcare field. Mr. Fine earned his Bachelors degree at Bentley College, Waltham, Mass., where he majored in Accounting.

ITEM 3.           BANKRUPTCY OR RECEIVERSHIP

         Not applicable

ITEM 4.           CHANGES IN COMPANY'S CERTIFYING ACCOUNTANT

          As a result of the Transactions and as of the date thereof, the accountant to the Company was replaced with Hansen, Barnett, & Maxwell. The financial statements for the Company since inception and prior to the change in such accountants have not contained any adverse opinion or disclaimer or were modified as to any uncertainty, audit scope or accounting principles and there were not any disagreements or "reportable events" with such former accountant.

ITEM 5.           OTHER EVENTS

         Not applicable.

ITEM 6.           RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

         Pursuant to the Transactions, upon effectiveness of the Transactions, the sole director and officer of Sunderland resigned and other persons were designated to serve in the capacities indicated in the section titled "Management" for the Company until the next annual meeting of stockholders and until their respective successors are elected and qualified or until their prior resignation or termination.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.

         (a)   Financial Statements of Business Acquired.

               It is impracticable to provide the required financial statements for the acquired business referred to in Item 2 above. The registrant intends to file such financial statements as soon as practicable but not later than 60 days after the report on Form 8-K must be filed with respect to such acquisition.

         (b)   Pro forma Financial Information.

               It is not practicable to provide the pro forma financial information required to be filed as a result of the transactions referred to in Item 2 above. The registrant intends to file such financial statements as soon as practicable but not later than 60 days after the report on Form 8-K must filed with respect to such transactions.

         (c)   Exhibits.

                   There is attached hereto the following exhibits:


EXHIBIT NO.     DESCRIPTION OF EXHIBITS.
-----------     ------------------------
   1.1          Voting Trust Agreement among Sunderland Acquisition Corporation, a Delaware corporation, Michael V. Shustek, and Stephen J.
                Byrne, and his successors in trust, dated as of February 28,
                1999.

   2.1          Agreement and Plan of Reorganization between Sunderland
                Acquisition Corporation, a Delaware corporation and Stephen J.
                Byrne, dated as of April 9, 1999.

   2.2          Asset Acquisition Agreement between Sunderland Acquisition
                Corporation, a Delaware corporation and Del Mar Holdings, Inc., a Nevada corporation, dated as of April 9, 1999.

   2.3          Asset Acquisition Agreement between Sunderland Acquisition
                Corporation, a Delaware corporation and Del Mar Mortgage, Inc., a Nevada corporation, dated as of April 9, 1999.

   16.1         Accountants Letter.



ITEM 8.     CHANGE IN FISCAL YEAR

         Not applicable.

ITEM 9.     SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S

         Not applicable.


SIGNATURES:

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     Sunderland Acquisition Corporation

                                     By: /s/ Michael V. Shustek

                                     --------------------------------------
                                     (Print name and title of signing officer)
                                     Michael V. Shustek, CHAIRMAN OF THE BOARD
                                     AND CHIEF EXECUTIVE OFFICER


               Dated: May 4, 1999